UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

January 28, 2014

Commission File #: 000-53723

TAURIGA SCIENCES, INC.
(Exact name of registrant as specified in its charter)

Florida
(State or other jurisdiction of incorporation)

65-1102237
(IRS Employer Identification Number)

39 Old Ridgebury Road
Danbury, Connecticut 06180
 (Address of principal US executive offices)

 Tel: (917) 796-9926
(Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

ITEM 2.01  COMPLETION OF ACQUISITION

On January 28, 2014 (the "Closing Date"), Tauriga Sciences, Inc., a Florida corporation, (the “Company”) completed its acquisition of Pilus Energy LLC, an Ohio limited liability company (“Pilus Energy”), pursuant to the terms of an Agreement and Plan of Merger, as amended by Amendment No.1 to the Agreement and Plan of Merger, dated January 28, 2014 (collectively, the “Merger Agreement”) by and among the Company, Pilus Acquisition, LLC, an Ohio limited liability company (“Pilus Acquiror”), Bacterial Robotics, LLC, an Ohio limited liability company (“BR”), Pilus Energy, Daniel J. Hassett, PhD, (“Hassett”) and Cody Harrison (“Harrison”), and such other individuals who joined as parties to the Merger Agreement by execution of a joinder agreement prior to the closing of the merger transaction.

Pursuant to the terms of the Merger Agreement, on the Closing Date, Pilus Acquiror merged with and into Pilus Energy, with Pilus Energy being the surviving entity and becoming a wholly owned subsidiary of the Company. The Company will pay BR a total cash consideration of $50,000, payable by February 20, 2014, in connection with the Closing, and issued Warrants exercisable for up to 100 million shares of Common Stock of the Company (the “Warrants”) to BR, its members and Pilus Energy’s members, who each exchanged, on a pro-rata basis, their membership interests in BR and Pilus Energy for the Warrants. A description of the Warrants and exchange of membership interests was contained in the Company’s Current Report on Form 8-K, dated November 27, 2013 and is incorporated by reference hereto.

In addition, the parties to the Merger Agreement, dated November 25, 2013, agreed to amend certain covenants and closing conditions thereto prior to the closing of the Merger. The material changes set forth in the Amendment No. 1 to the Merger Agreement included: (i) the elimination of the covenant that the Company complete a reverse stock split as a condition to closing of the Merger, (ii) a replacement of the requirement to raise $2.25 million by the Company within 180 days of execution of the Merger Agreement,  with a requirement that the Company instead agreed to pay BR (a) $75,000 upon the receipt by the Company of the first $1 million of funding for pilot programs or other projects utilizing the intellectual property assigned to the Company by Pilus Energy as part of the Merger and (b) $100,000 upon receipt by the Company of a second $1 million in funding by the Company for the purpose of funding projects that use the intellectual property acquired in the merger, (iii) revise certain Intellectual Property sections of the Merger Agreement to reflect the right to use certain Trademarks and Trade Secrets by Tauriga, (iv) add a covenant that the Company will cover the costs related to Pilus Energy’s intellectual property following the consummation of the Merger, (v) add a covenant that Tauriga  shall establish a stock option plan for BR, (vi) add a guarantee that key man insurance is in place by the closing of the Merger, (vi) address a plan for management of Pilus Energy following the merger, and (vii) revise the Merger Agreement to reflect the Assignment (and ownership) of certain Pilus Energy intellectual property, rather than the granting of a License to use such intellectual property.

In connection with the closing of the merger, BR, Jason E. Barkeloo, the Chief Executive Officer of BR, Hassett, Harrison and each member of Pilus Energy entered a Release and Covenant Not to Sue in favor of the Company, and a Standstill and Voting Agreement with the Company, agreeing to restrictions on acquisition of additional Company capital stock, transactions involving Company or proxy solicitations.  The BR and Pilus Energy members that were not previously a party to the Merger Agreement (at the time of initial signing on November 25, 2013), also signed a Joinder Agreement binding them to the terms of the Merger Agreement prior to the Closing. Each such agreement described in this paragraph are attached as exhibits to the Merger Agreement filed as Exhibit 2.1 on the Form 8-K filed by the Company on November 27, 2013.

The foregoing descriptions of the Merger Agreement, Amendment No. 1 to the Agreement and Plan of Merger, the Warrants, the Release and Covenant Not to Sue, the Standstill and Voting Agreement, the Joinder and the Assignment of Intellectual Property (collectively, the “Agreements”) do not purport to be complete and are qualified in their entirety by reference to the full text of the Agreements. Further, the foregoing description of the Company's acquisition of Pilus Energy is qualified in its entirety by reference to the Agreements. The Merger Agreement was included as Exhibit 2.1 to the Company's Current Report on Form 8-K as filed with the Securities and Exchange Commission (the "Commission") on November 27, 2013 and is incorporated herein by reference. Each of Amendment No. 1 to the Agreement and Plan of Merger and the Assignment of Intellectual Property are attached as Exhibit 2.1 and 10.1, respectively, to this current report on form 8-K, and are incorporated herein by reference hereto.

This Current Report on Form 8-K is neither an offer to sell nor the solicitation of an offer to buy any securities. The securities described herein have not been registered under the Securities Act and may not be offered or sold in the United States of America absent registration or an exemption from registration under the Securities Act.

Item 8.01. Other Events.

On January 28, 2014, the Company issued a press release announcing the closing of the Company's acquisition of Pilus Energy. The press release is included as Exhibit 99.1 to this Current Report on Form 8-K (this "Form 8-K") and is incorporated herein by reference.

ITEM 9.01  FINANCIAL STATEMENTS AND EXHIBITS

(d)           Exhibits

The following exhibits are furnished or filed as part of this Current Report on Form 8-K:

2.1	Amendment No.1 to the Agreement and Plan of Merger, dated January 28, 2014
10.1	Assignment of Intellectual Property, dated January 28, 2014.
99.1	Press Release of Tauriga Sciences, Inc., dated January 28, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TAURIGA SCIENCES, INC

Date: February 3, 2014	By:	/s/ Seth M. Shaw
Seth M. Shaw
Chief Executive Officer